Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Choice Bancorp:

We hereby consent to the incorporation by reference in registration statement (No. 333-224611) on Form S-8 of First Choice Bancorp and Subsidiary of our report dated March 25, 2019 relating to our audit of the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
March 13, 2020